EXHIBIT 32.2

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


The undersigned hereby certifies in his capacity as Chief Financial Officer of Belmar Capital Fund LLC (the Fund), that based on his knowledge:

(a) the Quarterly Report of the Fund on Form 10-Q for the quarter ended March 31, 2005 (the Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund for such period.

Date:  May 10, 2005

                                  /s/ James L. O'Connor
                                  ---------------------
                                  James L. O'Connor
                                  Chief Financial Officer




A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.